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                                                                EXHIBIT 10.16(b)

                               PROMISSORY NOTE

$30,000,000.00                 Houston, Texas                       July 1, 1997


         NEWMARK HOMES, L.P. (hereinafter called the "Borrower"), a Texas limited partnership with offices at 10435 Greenbough, Suite 101, Stafford, Texas 77477, for value received, promises and agrees to pay on or before the earlier of (i) July 1, 1999, or (ii) the Completion Date of the last Interim Construction Loan originated prior to the Drawdown Termination Date, to the order of BANK UNITED (hereinafter called the "Lender") at its offices at 3200 Southwest Freeway, Suite 2000, Houston, Texas 77027, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), or so much thereof as may be advanced pursuant to the Loan Agreement hereinafter mentioned.

         All capitalized terms which are used but not defined in this Note shall have the same meanings as in the Loan Agreement dated June 28, 1990 between Newmark Home Corporation, a Texas corporation, (hereinafter called "Old Newmark") and the Lender as amended by that certain First Amendment to Loan Agreement dated as of May 14, 1991, by and between Old Newmark and Lender (the "First Amendment"), as further amended by that certain Second Amendment to Loan Agreement dated as of June 28, 1991, by and between Old Newmark and Lender (the "Second Amendment"), as further amended by that certain Third Amendment to Loan Agreement dated as of March 17, 1992, by and between Old Newmark and Lender (the "Third Amendment"), as further amended by that certain Fourth Amendment to Loan Agreement dated as of June 18, 1992, by and between Old Newmark and Lender (the "Fourth Amendment"), as further amended by that certain Fifth Amendment to Loan Agreement dated as of June 28, 1993, by and between Old Newmark and Lender (the "Fifth Amendment"); as further amended by that certain Sixth Amendment to Loan Agreement dated as of June 28, 1994 by and between Old Newmark and Lender (the "Sixth Amendment"); as further amended by that certain Seventh Amendment to Loan Agreement dated as of May 28, 1995 by and between Newmark Home Corporation, a Nevada corporation, ("General Partner") and Lender (the "Seventh Amendment"); as further amended by that certain Eighth Amendment to Loan Agreement dated as of February 28, 1996 (the "Eighth Amendment") by and between General Partner and Lender; as further amended by that certain Ninth Amendment to Loan Agreement dated as of May 28, 1996 (the "Ninth Amendment") by and between General Partner and Lender; as further amended by

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that certain Tenth Amendment to Loan Agreement dated as of October 1, 1996 (the
"Tenth Amendment") by and between Borrower and Lender; as further amended by that certain Eleventh Amendment to Loan Agreement dated as of November 15, 1996, (the "Eleventh Amendment") by and between Borrower and Lender; and as further amended by that certain Twelfth Amendment to Loan Agreement dated as of July 1, 1997 (the "Twelfth Amendment") by and between Borrower and Lender (such Loan Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment and the Twelfth Amendment together with all amendments or supplements thereto, being the "Loan Agreement").

         In addition to the principal sum referred to in the first paragraph of this Note, the Borrower also agrees to pay interest on all amounts hereof so advanced and remaining from time to time unpaid hereon from the date hereof until maturity. The Advances made under each Interim Construction Loan approved by Lender under the Loan Agreement shall bear interest as provided in the Loan Agreement. Past due principal and interest shall bear interest at a varying rate per annum which is five percent (5%) above the Prime Rate, (but in no event to exceed the Highest Lawful Rate).

         Accrued interest is due and payable monthly, the first such payment being due and payable on August 1, 1997 and the remaining payments being due and payable on the first (1st) day of each and every succeeding calendar month thereafter and at the maturity of this Note.

         The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive notice, presentment, demand or payment, protest, notice of protest, and non-payment or dishonor, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder. Provided however, that upon any Event of Default defined by the Loan Agreement, Borrower shall be entitled to written notice of Lender' intent to accelerate five (5) days prior to acceleration. Upon the occurrence and at any time during the

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continuance of any Event of Default the Lender may, if the Event of Default is
not cured within five (5) days after notice of intent to accelerate is given by Lender to Borrower, by written notice of acceleration to the Borrower declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without notices, presentment, demand, etc. expressly waived above.

         It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Loan Agreement or in any other Security Instrument or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received herein or under the Loan Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Loan Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Loan Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Security Instruments which are made for the purpose of determining whether the interest rate exceeds the Highest Lawful Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received or provided for under this Note or any of

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the Security Instruments.  To the extent that Article 5069-1.04 of the Texas
Revised Civil Statutes is relevant to the Lender for the purpose of determining the Highest Lawful Rate, the Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.

         The following shall be the basis for the finder of fact's determination of the fair market value of a particular Unit foreclosed upon as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time):

         a. The Unit shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation either that a Residence will be constructed on the Lot or any Residence previously constructed or started thereon will be repaired in any manner or completed as applicable before a resale of the Unit after foreclosure;

         b. The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Unit for cash promptly (but no later than twelve months) following the foreclosure sale;

         c. All reasonable closing costs customarily borne by the seller in a commercial real estate transaction shall be deducted from the gross fair market value of the Unit, including, without limitation, brokerage commissions, title insurance, a survey of the Unit, tax prorations, attorney's fees, and marketing costs;

         d. The gross fair market value of the Unit shall be further discounted to account for any estimated holding costs associated with maintaining the Unit pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in c. above), and other maintenance expenses.

         e. Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Unit must be given by persons having at least five years experience in appraising property similar to the Unit and who have conducted and prepared a complete written appraisal of the Unit taking into consideration the factors set forth above.

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         This Note is issued pursuant to and is entitled to the benefits of the
Loan Agreement. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for interest rate computations in the event that the otherwise agreed rate is at any time limited by the Highest Lawful Rate, for the reimbursement of attorneys' fees or other costs of collection or enforcement, and for all other pertinent purposes. It is contemplated that by reason of prepayment hereon there may be times when no Indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans made pursuant to the Loan Agreement subsequent to each occurrence.

         This Note represents an amendment and restatement of that certain $30,000,000.00 Note dated November 15, 1996, ("Previous Note") executed by General Partner and payable to the order of Lender. The Indebtedness evidenced by the Previous Note is not extinguished hereby. This Note is secured as provided in the Loan Agreement.

                                           NEWMARK HOMES, L.P.

                                           By:   Newmark Home Corporation,
                                                 General Partner



                                                 By:  /s/ TERRY WHITE
                                                    ---------------------------
                                                 Name:    Terry White
                                                      -------------------------
                                                 Title:   Senior Vice President
                                                       ------------------------




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